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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 August 7, 2006

                              Diomed Holdings, Inc.

               Delaware                                000-32045                              84-140636
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            incorporation)

                       1 Dundee Park
                        Andover, MA                                                   01810
         (Address of Principal Executive Offices)                                   (Zip Code)


       Registrant's telephone number, including area code: (978-475-7771)

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ITEM 8.01  OTHER EVENTS

As reported in the Diomed Holdings, Inc. (the "Company") Current Report on Form 8-K filed on June 2, 2006, the American Stock Exchange ("AMEX") notified the Company that it failed to satisfy Section 1003(a)(ii) of the AMEX Company Guide's standards for continued listing on the AMEX. The basis for this failure is that the Company's stockholders' equity, as reported in the Company's Quarterly Report on 10-QSB for the quarter ended March 31, 2006, is less than $4,000,000. Application of this standard excludes $7.9 million of mezzanine-level preferred stock reported on the Company's balance sheet at March 31, 2006.

The AMEX invited the Company to submit to it a plan setting forth the action that the Company has taken, or will take, that would bring the Company into compliance with this continued listing standard within 18 months. The Company timely submitted such a plan to the AMEX.

On August 3, 2006, the AMEX notified the Company that the AMEX has determined that the Company made a reasonable demonstration of an ability to regain compliance with the continued listing standards by the end of the plan period (which is December 1, 2007). Accordingly, the Company expects to continue its listing on the AMEX and to regain compliance with Section 1103(a)(ii) and to be in compliance will all other applicable AMEX continued listing criteria.

As a condition to the continued listing during the plan period, the Company will provide the AMEX with updates regarding the initiatives set forth in the plan from time-to-time (and at least quarterly), and will be subject to periodic review by the AMEX. If the Company does not demonstrate to the AMEX that it has made progress consistent with the plan to regain compliance with the AMEX continued listing standards by December 1, 2007, or if the AMEX determines that delisting is appropriate in the public interest, then the AMEX may initiate delisting proceedings.

The Company's proposed $10 million private placement equity financing, announced July 27, 2006, is one of the significant milestones set forth in the plan. If this financing is completed, stockholders' equity will increase to up to $20 million as a result of both the new $10 million to be invested in exchange for a new series of preferred stock (which will be included in stockholders' equity for purposes of AMEX Rule 1103(a)(ii)) and the exchange of all currently outstanding shares of preferred stock (which are not currently included in stockholders' equity for the purposes of AMEX Rule 1103(a)(ii)) for a shares of the new series of preferred stock. Therefore, the Company will be in compliance with AMEX Rule 1103(a)(ii) immediately upon completion of this proposed financing.

A copy of the Notice is attached hereto as Exhibit 99.1, and a copy of the Company's press release regarding receipt of the AMEX August 7, 2006 notice is attached hereto as Exhibit 99.2.


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The Company's board of directors has scheduled a special meeting of stockholders on September 27, 2006 for the purposes of voting on proposals relating to the Company's proposed $10 million private placement financing. The record date for this special meeting will be August 15, 2006. The Company will distribute a notice of the meeting and proxy statement to its stockholders of record after filing these materials with the Securities and Exchange Commission.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

99.1             Letter from AMEX to Diomed Holdings, Inc. dated August 3, 2006
99.2             Press Release by Diomed Holdings, Inc. dated August 7, 2006

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Diomed Holdings, Inc.
                                             (Registrant)

Date:    August 7, 2006                      By:        /s/  DAVID B. SWANK
                                                       ------------------------
                                             Name:     David B. Swank
                                             Title:    Chief Financial Officer

List of Exhibits:
99.1             Letter from AMEX to Diomed Holdings, Inc. dated August 3, 2006
99.2             Press Release by Diomed Holdings, Inc. dated August 7, 2006


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